UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2015

CIVEO CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Number)

Three Allen Center 333 Clay Street, Suite 4980
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 510-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 17, 2015, the Civeo group of companies completed its change in place of incorporation, pursuant to which Civeo Corporation, a British Columbia, Canada limited company (“Civeo Canada”), became the publicly traded parent company of the Civeo group of companies. The change in place of incorporation was effected pursuant to a previously announced Agreement and Plan of Merger, dated as of April 6, 2015, between Civeo USA Corp., a Delaware corporation formerly named Civeo Corporation (“Civeo US”), Civeo US Merger Co, a Delaware corporation and wholly owned subsidiary of Civeo Canada (“US Merger Co”), and Civeo Canada. At the effective time of the merger (the “Effective Time”), (i) US Merger Co was merged with Civeo US, with Civeo US surviving the merger as a wholly owned subsidiary of Civeo Canada, and (ii) each issued share of common stock, par value US $0.01 per share, of Civeo US (“Civeo US Common Stock”), other than those shares of Civeo US Common Stock held by Civeo US in treasury, was effectively transferred to Civeo Canada and converted into one common share, no par value, of Civeo Canada (a “Civeo Canada Common Share”).  An aggregate of approximately 107.5 million Civeo Canada Common Shares were issued at the Effective Time as merger consideration. The Civeo Canada Common Shares have been listed on the New York Stock Exchange (“NYSE”) under the symbol “CVEO”, the same symbol under which the Civeo US Common Stock traded prior to the Effective Time.

The issuance of the Civeo Canada Common Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-201335) (as amended, the “Registration Statement”) filed by Civeo Canada, which was declared effective by the U.S. Securities and Exchange Commission on April 7, 2015. The information set forth under the heading “Approval of the Merger Agreement” in the proxy statement/prospectus dated April 7, 2015 included in the Registration Statement is incorporated herein by reference.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Civeo Canada is the successor issuer to Civeo US, the Civeo Canada Common Shares are deemed to be registered under Section 12(b) of the Exchange Act and Civeo Canada is subject to the informational requirements of the Exchange Act. The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing summary of the Merger Agreement is qualified in its entirety by reference to such Exhibit.

Upon the Effective Time and as previously reported on the Current Report on Form 8-K of Civeo US filed on May 19, 2015, the First Amendment to the Syndicated Facility Agreement dated as of May 28, 2014, among Civeo US, certain subsidiaries of Civeo US as borrowers, the lenders named therein, Royal Bank of Canada, as Administrative Agent and the other agents party thereto, became effective.

Item 1.01. Entry into a Material Definitive Agreement.

The information under the heading “Explanatory Note” above and the headings “Indemnity Agreements” and “Plan Amendments” in Item 5.02 below is incorporated herein by reference.

Item 3.01. Notice of Delisting.

As disclosed above, the Civeo Canada Common Shares have been listed on the NYSE under the same symbol that the Civeo US Common Stock traded under prior to the Effective Time. The new listing of the Civeo Canada Common Shares on the NYSE is effective on and as of July 17, 2015.

Civeo US has received notice that, in connection with the Civeo US Common Stock being exchanged for Civeo Canada Common Shares in the merger, the NYSE is removing the Civeo US Common Stock from listing on the NYSE.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Items 5.03 and 8.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information included under the heading “Explanatory Note” above is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

As of July 17, 2015, at the Effective Time and pursuant to the terms of the Merger Agreement and Civeo Canada’s articles, Civeo Canada’s board of directors consists of seven members, divided into three classes designated Class I, Class II and Class III. The directors are:

Class I — Terms Expiring 2018

•           C. Ronald Blankenship

•           Charles Szalkowski

Class II — Terms Expiring in 2016

•           Martin A. Lambert

•           Constance B. Moore

•           Richard A. Navarre

Class III — Terms Expiring in 2017

•           Douglas E. Swanson

•           Bradley J. Dodson

As of July 17, 2015, at the Effective Time, the principal committees of the board of directors of Civeo Canada were constituted as follows:

Audit Committee

•           Richard A. Navarre (chairperson)

•           Constance B. Moore

•           Charles Szalkowski

Compensation Committee

•           Martin A. Lambert (chairperson)

•           C. Ronald Blankenship

•           Constance B. Moore

Nominating & Corporate Governance Committee

•           Charles Szalkowski (chairperson)

•           Douglas E. Swanson

Finance & Investment Committee

•           C. Ronald Blankenship (chairperson)

•           Martin A. Lambert

•           Richard A. Navarre

As of July 17, 2015, at the Effective Time and pursuant to the terms of the Merger Agreement, the executive officers of Civeo US immediately prior to the Effective Time became executive officers of Civeo Canada. The following individuals serve as named executive officers of Civeo Canada: Bradley J. Dodson, President and Chief Executive Officer; Frank C. Steininger, Senior Vice President, Chief Financial Officer and Treasurer; and Peter McCann, Senior Vice President, Australia. In addition, at the Effective Time, the directors and officers of US Merger Co immediately prior to the Effective Time became the directors and officers of Civeo US and will hold such positions until their death, resignation or removal or until their respective successors are duly elected or appointed.

Indemnification Agreements

Effective as of the Effective Time, Civeo Canada has approved the entry into indemnification agreements with its officers and directors. These agreements will require Civeo Canada to indemnify these individuals to the fullest extent permitted under British Columbia law against liability that may arise by reason of their service to Civeo Canada, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified and have provided a written undertaking required under British Columbia law.

The foregoing summary of the indemnity agreements is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is filed herewith as Exhibit 10.1.

Plan Amendments

At the Effective Time and pursuant to the Merger Agreement, Civeo Canada assumed the following Civeo US employee equity plans and related award agreements, including all options and awards issued or granted under such plans: (i) the 2014 Equity Participation Plan of Civeo Corporation, (ii) the Canadian Long-Term Incentive Plan, (iii) the Employee Non-Qualified Stock Option Agreements under the 2014 Equity Participation Plan of Civeo Corporation, (iv) the Restricted Stock Agreements under the 2014 Equity Participation Plan of Civeo Corporation, (v) the Non-Employee Director Restricted Stock Agreements under the 2014 Equity Participation Plan of Civeo Corporation, (vi) the Deferred Stock Agreements (Australia) under the 2014 Equity Participation Plan of Civeo Corporation, (vii) the Deferred Stock Agreements (Canada) under the 2014 Equity Participation Plan of Civeo Corporation and (viii) the Employee Phantom Unit Agreements (US) under the 2014 Equity Participation Plan of Civeo Corporation. Civeo Canada also assumed the following Civeo US benefit plans and agreements: (i) Civeo Corporation 2015 Free Cash Flow Incentive Plan, (ii) Civeo Corporation Annual Incentive Compensation Plan and (iii) executive agreements between Civeo Corporation and each of Bradley J. Dodson and Frank C. Steininger and certain other officers of Civeo Canada. The plans and agreements assumed by Civeo Canada are referred to collectively as the “Assumed Plans”.

In connection with the assumption of the Assumed Plans, each Assumed Plan was amended or deemed amended pursuant to the Merger Agreement to provide that, as of the Effective Time, the Assumed Plans would include provisions, as applicable, reflecting the merger and its effects, including changes made to reflect the fact that Civeo Canada Common Shares will be issued to satisfy awards issued or granted under such plan. Additionally, the 2014 Equity Participation Plan of Civeo Corporation was further amended to comply with applicable Canadian law, including with respect to grants to Canadian employees.

At the Effective Time, Civeo Canada and Civeo US entered into dual employment agreements with Mr. Dodson and Mr. Steininger that provide for the allocation of the executive’s compensation between Civeo Canada and Civeo US. The dual employment agreements do not change the terms and conditions pursuant to which these executive officers are employed, other than by providing for tax preparation services and a tax equalization arrangement designed to ensure that the executive officer bears an effective tax rate with respect to his compensation that is equivalent to the tax rate that would have been imposed had the executive officer worked entirely in the United States.

The 2014 Equity Participation Plan of Civeo Corporation, as amended, is filed herewith as Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, Civeo Canada amended its notice of articles and articles on July 13, 2015. The summary of the material terms of the notice of articles and articles are described under Item 8.01 of this Current Report on Form 8-K under the heading “Description of Civeo Canada’s Share Capital” and is incorporated herein by reference. Such summary of the notice of articles and articles is qualified in its entirety by reference to Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Peter McCann Employment Agreement

Mr. McCann has entered into an employment agreement with the subsidiary of Civeo Canada doing business in Australia. Mr. McCann’s employment agreement provides for a base salary plus a target annual bonus under Civeo Canada’s annual incentive compensation plan equal to 50% of his base salary. The agreement also provides for a company contribution to a superannuation fund in the minimum level required to avoid the Australian compulsory superannuation charge for employees as in effect from time to time, which is currently 9% of base salary. The agreement may be terminated by giving Mr. McCann six months’ notice, during which time Civeo Canada’s subsidiary may require that Mr. McCann refrain from performing services. In addition, the agreement contains confidentiality, noncompetition, intellectual property assignment and nonsolicitation covenants in favor of Civeo Canada’s subsidiary.

Description of Civeo Canada’s Share Capital

Set forth below is a description of Civeo Canada’s share capital at the Effective Time. Such summary of the notice of articles and articles does not purport to be complete and is qualified in its entirety by reference to the British Columbia Business Corporations Act and the complete text of the notice of articles and articles, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Authorized Share Capital

The authorized shares of Civeo Canada consist of (i) 550,000,000 common shares, no par value, (ii) up to 50,000,000 Class A preferred shares, no par value, to be issued in one or more series, and (iii) up to 50,000,000 Class B preferred shares, no par value, to be issued in one or more series, provided that the authorized limit of the Class A preferred shares and the Class B preferred shares is 50,000,000 shares in the aggregate. The first series of Class A preferred shares are designated as the “Class A Series 1 Preferred Shares” and are authorized for issuance of up to 50,000,000 Class A Series 1 Preferred Shares, and the first series of Class B preferred shares are designated as the “Class B Series 1 Preferred Shares” and are authorized for issuance of up to 50,000,000 Class B Series 1 Preferred Shares, provided that the authorized limit of the Class A Series 1 Preferred Shares and the Class B Series 1 Preferred Shares are 50,000,000 shares in the aggregate.

Civeo Canada may issue shares subject to the maximum authorized share capital contained in its notice of articles. The authorized share capital may be increased or decreased by a resolution approved by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote on such matter, voting together as a single class. The directors of Civeo Canada are authorized to issue new common shares, Class A preferred shares or Class B preferred shares without shareholder approval.

The rights and restrictions to which the common shares are subject are set out in Civeo Canada’s articles. Civeo Canada’s notice of articles and articles permit the board of directors, without shareholder approval, to alter and attach special rights and restrictions to the Class A Series 1 Preferred Shares and the Class B Series 1 Preferred Shares, including the number of shares, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Voting Rights

Except as provided by law or pursuant to the rights that the directors may attach to the Class A Series 1 Preferred Shares, the Class B Series 1 Preferred Shares or any future outstanding series of preferred shares, holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, have the right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common shares are not entitled to vote on any amendment to the notice of articles or articles that relates solely to the terms of the Class A Series 1 Preferred Shares, Class B Series 1 Preferred Shares or any future outstanding series of preferred shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the notice of articles and articles or pursuant to British Columbia law.

Dividends

Subject to prior rights and preferences that may be applicable to the Class A Series 1 Preferred Shares, the Class B Series 1 Preferred Shares or any future outstanding series of preferred shares, holders of common shares are entitled to receive ratably in proportion to the number of common shares held by them such dividends (payable in cash, shares or otherwise), if any, as may be declared from time to time by the board of directors out of funds available for dividend payments. Dividends will not be declared where there are reasonable grounds for believing the company is insolvent or the payment of dividends would render the company insolvent. There is not a fixed rate of dividends.

Conversion, Sinking fund, Redemption, Liquidation and Preemption Rights

The holders of common shares have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common shares. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Civeo Canada’s affairs, holders of common shares will be entitled to share ratably in Civeo Canada’s assets in proportion to the common shares held by them that are remaining after payment or provision for payment of all of Civeo Canada’s debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of the Class A Series 1 Preferred Shares, the Class B Series 1 Preferred Shares or any other outstanding preferred shares, if any.

Preferred Shares

Civeo Canada is authorized to issue Class A preferred shares and Class B preferred shares in one or more series. The Class A preferred shares are voting shares, while the Class B preferred shares are non-voting shares. Civeo Canada has further authorized the issuance of Class A Series 1 Preferred Shares and Class B Series 1 Preferred Shares of up to 50,000,000 shares, being the limit of both series of preferred shares to be issued in the aggregate, which shall have the rights, privileges, restrictions and conditions as determined and attached from time to time by the board of directors, without the requirement for further shareholder approval.

Notice of Articles and Articles

Provisions of Civeo Canada’s notice of articles and articles may delay or discourage transactions involving an actual or potential change in control or change in Civeo Canada’s management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that Civeo Canada’s shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of Civeo Canada’s shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Civeo Canada to first negotiate with Civeo Canada. Civeo Canada believes that the benefits of increased protection and its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Civeo Canada outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Among other things, Civeo Canada’s notice of articles and articles:

●

provide that Civeo Canada’s directors are divided into three classes serving staggered three-year terms, with only one class being elected each year by our shareholders. This classified board may discourage a third party from making a tender offer or otherwise attempting to obtain control of Civeo Canada because it generally makes it more difficult for shareholders to replace a majority of Civeo Canada’s directors;

●

provide that Civeo Canada’s directors may only be removed by shareholders passing a special resolution with the requisite special majority of three-quarters of the votes cast at a meeting of shareholders entitled to vote in the election of directors, voting together as a single class;

●

establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of Civeo Canada’s shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to Civeo Canada’s corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at Civeo Canada’s principal executive offices not later than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Civeo Canada’s articles specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting;

●

provide Civeo Canada’s board of directors the ability to issue the Class A Series 1 Preferred Shares and the Class B Series 1 Preferred Shares. This ability makes it possible for Civeo Canada’s board of directors to issue, without shareholder approval, preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of Civeo Canada. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Civeo Canada;

●	provide that the authorized number of directors may only be set by the board of directors;

●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred shares, be filled by the affirmative vote of a majority of directors then in office;

●

provide that any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of such shareholders, subject to the rights of the holders of any series of preferred shares with respect to such series;

●

provide that Civeo Canada’s notice of articles and articles can be amended or repealed at any regular or special meeting of shareholders or amended by the board of directors in certain circumstances, including the requirement that most amendments by the shareholders at a meeting be upon the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding shares generally entitled to vote on such matters; and

●

provide that, if a meeting of shareholders has been adjourned one or more times due to insufficient attendance required to pass any resolution, and at such adjourned meeting, less than the number of holders required to pass any resolution requiring 66 2/3% of the voting power of the issued and outstanding shares is present in person or by proxy, with the approval of the board, the holders holding at least 66 2/3% of the shares present in person or by proxy at such adjourned meeting and entitled to vote on the matter, voting together as a single class, may alter the articles.

When interpreting a director’s duties under British Columbia law, Canadian courts have generally interpreted a director’s duty to act in “the best interest of the company” to comprehend a duty to treat all stakeholders affected by corporate actions equitably and fairly, including in the context of a change of control transaction. Accordingly, in determining what is in “the best interests of the company”, it may be legitimate for Civeo Canada’s directors to consider the interests of not only the company’s shareholders, but other stakeholders, such as employees and creditors, as well.

Limitation of Liability and Indemnification Matters

The articles limit the liability of Civeo Canada’s directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under British Columbia law. British Columbia law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its articles;

●

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its articles;

●

if, in relation to the subject matter of the relevant proceeding, the director did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be, with such associated corporation being an affiliate of the company or a partnership, trust, joint venture or other unincorporated entity in which the director served in the capacity as a director or a position equivalent to that thereof, at the request of the company; or

●

in the case of the relevant proceeding other than a civil proceeding, if the director did not have reasonable grounds for believing that the director’s conduct in respect of which the proceeding was brought was lawful.

Any amendment, repeal or modification of these provisions would be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

The articles also provide that Civeo Canada will indemnify its directors and officers to the fullest extent permitted by British Columbia law. The articles also permit Civeo Canada to purchase insurance on behalf of any officer, director, employee or other agent of Civeo Canada or, at Civeo Canada’s request, of another entity, for any liability arising out of that person’s actions in such capacity, regardless of whether British Columbia law would permit indemnification. Civeo Canada has entered into indemnification agreements with each of its current directors and executive officers requiring Civeo Canada to indemnify these individuals to the fullest extent permitted under British Columbia law against liability that may arise by reason of their service to Civeo Canada, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified and have provided a written undertaking required under British Columbia law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
2.1

Agreement and Plan of Merger, dated as of April 6, 2015, among Civeo Corporation (being renamed Civeo USA Corp.), Civeo Canadian Holdings ULC (renamed Civeo Corporation) and Civeo US Merger Co (incorporated herein by reference to Annex A of the definitive proxy statement/prospectus on Schedule 14A (File No. 001-36246) filed on April 8, 2015).

3.1	Notice of Articles of Civeo Canada.

3.2	Articles of Civeo Canada.

4.1	Form of Common Share Certificate.

10.1	Form of Indemnification Agreement.

10.2	2014 Equity Participation Plan of Civeo Corporation.

10.3	Executive Services Agreement, dated May 30, 2012, between Peter McCann and The Mac Services Group Pty Ltd.

10.4	Dual Employment Agreement of Bradley J. Dodson.

10.5	Dual Employment Agreement of Frank C. Steininger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVEO CORPORATION

Date: July 17, 2015	By:	/s/ Frank C. Steininger
Frank C. Steininger
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
2.1

Agreement and Plan of Merger, dated as of April 6, 2015, among Civeo Corporation (being renamed Civeo USA Corp.), Civeo Canadian Holdings ULC (renamed Civeo Corporation) and Civeo US Merger Co (incorporated herein by reference to Annex A of the definitive proxy statement/prospectus on Schedule 14A (File No. 001-36246) filed on April 8, 2015).

3.1	Notice of Articles of Civeo Canada.

3.2	Articles of Civeo Canada.

4.1	Form of Common Share Certificate.

10.1	Form of Indemnification Agreement.

10.2	2014 Equity Participation Plan of Civeo Corporation.

10.3	Executive Services Agreement, dated May 30, 2012, between Peter McCann and The Mac Services Group Pty Ltd.

10.4	Dual Employment Agreement of Bradley J. Dodson.

10.5	Dual Employment Agreement of Frank C. Steininger.